Exhibit 5.1


                                                          May 1, 1997


Autoliv, Inc.
c/o Autoliv AB
Box 703 81
S-107 24 Stockholm
Sweden


               Re:    Registration Statement on Form S-8 of the
                      Autoliv ASP Employee Investment Plan

Ladies and Gentlemen:

               We have acted as counsel to Autoliv, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "SEC") on the date hereof, relating to the issuance of up to 1,250,000 shares (the "Shares") of the common stock, par value $1.00 per share (the "Common Stock"), of the Company pursuant to the Autoliv ASP Employee Investment Plan (the "Plan") of the Company.

               This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

               In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, (b) the Plan, (c) a specimen certificate evidencing the Common Stock, (d) the Restated Certificate of Incorporation of the Company as in effect on the date hereof, (e) the Restated By-Laws of the Company as in effect on the date hereof, (f) certain resolutions of the Board of Directors of the Company relating to, among other things, the Plan and (g) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

               In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions ex-pressed herein which we did not independently establish or verify, we have relied upon certificates, statements or representations of officers and other representatives of the Company, public officials and others.

               Members of our firm are admitted to the Bar of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction except the General Corporation Law of the State of Delaware. The Shares may be offered from time to time on a delayed or continuous basis and this opinion is limited to the laws specified above as in effect on the date hereof.

               Based upon the foregoing and assuming the certificates representing the Shares will be manually signed by one of the authorized officers of First Chicago Trust Company of New York, as transfer agent and registrar (the "Transfer Agent and Registrar") and registered by the Transfer Agent and Registrar, and conform to the specimen thereof examined by us, we are of the opinion that (i) the Shares registered on the Registration Statement have been duly authorized and, when issued and delivered in accordance with the terms of the Plan and consideration is paid therefor, will be validly issued, fully paid and nonassessable and (ii) the interests in the Plan when issued in accordance with the terms of the Plan, will be duly authorized and validly issued.

               We hereby consent to the filing of this opinion with the SEC as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

                      Very truly yours,


                      Skadden, Arps, Slate, Meagher & Flom LLP